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                                                                    EXHIBIT 10.1

                         1992 LONG TERM INCENTIVE PLAN

                                   SECTION 1

                           ESTABLISHMENT AND PURPOSE

     Gray Communications Systems, Inc. hereby establishes a long term incentive plan to be named the Gray Communications Systems, Inc. 1992 Long Term Incentive Plan, for certain employees of the Company and its subsidiaries. The purpose of this Plan is to encourage certain employees of the Company, and of such subsidiaries of the Company as the Committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of employees for the success of the Company and for continuity of employment.

                                   SECTION 2

                                  DEFINITIONS

     Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) ACT means the Securities Exchange Act of 1934, as amended from time to time.

(b) AWARD means any Stock Option, Stock Appreciation Right, Restricted Stock, or Performance Award granted under the Plan.

(c) BASE PRICE means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised, which in the case of an Incentive Stock Option or a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such option or right.

(d)  BOARD means the Board of Directors of the Company.

(e)  CHANGE OF CONTROL is defined in Section 14.

(f) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(g) COMMITTEE means those members of the Compensation Committee of the Board who are not eligible for participation in the Plan or any other plan of the Company, except plans meeting the requirements of Rule 16b-3(c)(2)(i)(A)-(D) promulgated under the Act, and who during the one year period prior to becoming a member of the Compensation Committee were not eligible for selection as a Participant in the Plan or any other plan of the Company, except plans meeting the requirements of Rule 16b-3(c)(2)(i)(A)-(D).

(h)  COMPANY means Gray Communications Systems, Inc., a Georgia Corporation.

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(i)  DISABILITY means permanent and total disability as defined in Section
     22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

(j) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of any member of the Group.

(k) FAIR MARKET VALUE means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last transaction price per share as quoted by National Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange as of the close of such trading day or
     (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the preceding day when the markets were open.

(l)  GROUP means the Company and every Subsidiary of the Company.

(m) OPTION means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an INCENTIVE STOCK OPTION within the meaning of Section 422 of the code, a NONQUALIFIED STOCK OPTION, or any other type of option encompassed by the Code.

(n) PARTICIPANT means any Employee designated by the Committee to participate in the Plan.

(o) PERFORMANCE AWARD means a right to receive a payment equal to the value of a unit or other measure as determined by the Committee based on performance during a Performance Period.

(p) PERFORMANCE PERIOD means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

(q) PERIOD OF RESTRICTION means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

(r)  REPORTING PERSON means a person subject to Section 16 of the act.

(s) RESTRICTED STOCK means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

(t) RETIREMENT (including NORMAL, EARLY, and DISABILITY Retirement) means termination of employment with eligibility for normal, early or disability retirement benefits under

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     the terms of the Gray Communications Systems, Inc. Pension Plan, as amended and in effect at the time of such termination of employment.

(u) STOCK means the authorized and unissued shares of the Company's Class A Common stock and Class B Common Stock or shares of the Company's Class A Common Stock or Class B Common Stock held in its treasury.

(v) STOCK APPRECIATION RIGHT or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

(w) SUBSIDIARY means a subsidiary corporation as defined in Section 425 of the Code.

(x) WINDOW PERIOD means the third to the twelfth business day following the release for publication of the Company's quarterly or annual earnings report.

                                   SECTION 3

                                 ADMINISTRATION

     The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.

                                   SECTION 4

                         SHARES RESERVED UNDER THE PLAN

     THERE IS HEREBY RESERVED FOR ISSUANCE UNDER THE PLAN AN AGGREGATE OF 1,900,000 SHARES OF STOCKS, OF WHICH 300,000 SHARES SHALL BE THE COMPANY'S CLASS A COMMON STOCK AND 1,600,000 SHARES SHALL BE THE COMPANY'S CLASS B COMMON STOCK. No more than 100,000 of these shares may be issued as Restricted Stock. Stock underlying outstanding Options or Performance Awards will be counted against the Plan maximum while such options or awards are outstanding. Shares underlying expired, canceled or forfeited options or awards (except Restricted Stock) may be added back to the Plan maximum. When the exercise price of stock options is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions.

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                                   SECTION 5

                                  PARTICIPANTS

     Participants will consist of such officers and key employees of the Company or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

                                   SECTION 6

                                TYPES OF AWARDS

     The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different participants. All Awards shall be in writing.

                                   SECTION 7

                            DATE OF GRANTING AWARDS

     All Awards granted under the Plan shall be granted as of an Award Date. Promptly after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Agreement within thirty days after the date of mailing or delivery by the Company of the Agreement to the Participant. If the Participant shall fail to execute and return the written Award Agreement within said thirty day period, his or her Award shall be automatically terminated, except that if the Participant dies within said thirty day period such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

                                   SECTION 8

                            INCENTIVE STOCK OPTIONS

     Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and, except as provided below, will terminate not later than three months after termination of employment for any reason other than death or

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disability. In the event termination of employment occurs as a result of death or Disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000 per participant.

                                   SECTION 9

                           NONQUALIFIED STOCK OPTIONS

     Nonqualified Stock Options shall consist of nonqualified options to purchase shares of Stock at purchase prices determined by the Committee. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted, and will terminate not later than three months after termination of employment for any reason other than death, Retirement or Disability. In the event termination of employment occurs as a result of death, Retirement or Disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by Retirement or Disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.

                                   SECTION 10

                           STOCK APPRECIATION RIGHTS

     Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. SARs issued to Reporting Persons shall be held for at least six months prior to exercise. If the Option referred to in
(1), (2) or (3) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified

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periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Act. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof, provided, however, that payment may be made in cash for SARs exercised by Reporting Persons only upon the condition that such exercise is made during the Window Period. The following will apply upon exercise of an SAR:

          (a) Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

          (b) Exercise of SARs in Conjunction with Exercise of Options. SARs exercisable in conjunction with the exercise of Options shall be deemed to be exercised upon the exercise of the related Options, and shares of Stock equal to the sum of the number of shares acquired by exercise of the Option plus the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

          (c) Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Shares of Stock equal to the number of SARs deemed to have been exercised shall not be available again for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

          (d) Exercise of SARs Independent of Options. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, and shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

                                   SECTION 11

                                RESTRICTED STOCK

     Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Stock Options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

          (a) The purchase price, if any, will be determined by the Committee.

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          (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for not less than six (6) months following the date of grant; (ii) rights of the Company to reacquire such Restricted
     Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods, (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

          (c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the company in the event of the forfeiture of the Restricted Stock.

          (d) The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

          (e) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

                                   SECTION 12

                               PERFORMANCE AWARDS

     Performance Awards shall consist of Stock, stock units or a combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during the Performance Period. The goals established by the Committee may include return on average total capital employed, earnings per share, return on stockholders' equity and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person received a Performance Award which includes Stock, such stock shall not be sold or disposed of for six (6) months following the date of issuance pursuant to such award. In the event an Award is paid in cash instead of Stock, the number of shares reserved for issuance hereunder and the number of shares which may be granted in the form of Restricted Stock or Performance Awards shall be reduced as if shares had been issued.

                                   SECTION 13

                             ADJUSTMENT PROVISIONS

          (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the number

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     of shares which may be granted in the form of Restricted Stock or
     Performance Awards, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

          (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                                   SECTION 14

                               CHANGE OF CONTROL

     Notwithstanding any other provision of this Plan, if the terms of an agreement under which the Committee has granted an Award under this Plan shall so provide, upon a Change of Control outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

          (a) Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

          (b) During the six month and seven day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, a Participant shall have the right, in lieu of the payment of the Base Price of the shares of Stock being purchased under an Option and by giving notice to the Committee, to elect (within the Exercise Period and, in the case of Reporting Persons, only within a Window Period within such Exercise Period) in lieu of exercise thereof, provided that if such Option is held by a Reporting Person more than six (6) months have elapsed from the grant thereof to surrender all or part of the Option to the Company and to receive in cash within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such elections shall exceed the Base Price per share of Stock under the Option multiplied by the number of shares of Stock granted under the Option as to which the right granted under this subsection 14(b) shall have been exercised. Change in Control Price shall mean the higher of (i) (A) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the Nasdaq Market, the highest price per share as quoted by National Market System of Nasdaq Market, (B) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the highest average of the high bid and low asked prices as reported by the NASDAQ, (C) for any period during which the Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Stock on such

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     exchange as of the close of such trading day or (D) the highest market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (A), (B) or (C) above shall be applicable in each case during the 60 day period prior to and ending on the date of the Change of Control and
     (ii) if the Change of Control is the result of a transaction or series of transactions described in subsections 14(f)(i) or (iii) hereof, the highest price per share of the Stock paid in such transaction or series of transaction (which in the case of paragraph (i) shall be the highest price per share of the Stock as reflected in a Schedule 13D by the person having made the acquisition); provided, however, that with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Stock (to the extent required pursuant to Section 422 of the Internal Revenue Code of 1986, as amended) on the date of surrender thereof.

          (c) Any outstanding and unexercised Stock Appreciation Rights (other than such rights which arise pursuant to subsection 14(b) hereof) shall become exercisable as follows:

             (i) Any SAR described in subsections 10(a) or (b) shall continue to be treated as provided in those subsections, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

             (ii) Any SAR described in subsection 10(c) shall be deemed to have been exercised if and when the Participant advises the Committee in writing that he or she elects to have options with respect to which the SAR was granted treated as having lapsed, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

             (iii) Any SAR described in Subsection 10(d) shall be exercisable immediately, without regard to limitations imposed; upon such exercise which are related to the passage of time, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

          (d) Any Restricted Stock granted pursuant to Section 11 shall become immediately and fully transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the Participant, and the share certificates shall not contain the legend specified by subsection 11(e). Reporting Persons shall not dispose of any Restricted Stock until six (6) months following the date of grant of such Restricted Stock.

          (e) Any Performance Award granted pursuant to Section 12 which has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals have been achieved to the fullest extent scheduled in the Award. All payment shall be made promptly in a lump sum, notwithstanding any other provision for installment or deferred payment prescribed in the Award.

          (f) For purposes of this Plan, Change of Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act; provided

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     that, for purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities;
     (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the
     Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock are converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company's Common Stock immediately prior to the merger do not own seventy percent (70%) or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

                                   SECTION 15

                               NONTRANSFERABILITY

     Each Award granted under the Plan to a Participant shall not be transferable other wise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, exercise of payment shall be made only:

          (a) By or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased Participant was entitled thereto at the date of his death, provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.

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                                   SECTION 16

                                     TAXES

     The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable (a "Stock Withholding Election"), such reduction to be calculated based on a closing market price on the date of such notice. Reporting Persons may make a Stock Withholding Election either (i) during a Window Period, as to an Option or SAR exercise during such Window Period, or (ii) six months in advance of an Option or SAR exercise, which exercise need not occur during a Window Period, and which election may not be suspended or revoked except by another such election which shall not become effective until six months after it is made.

                                   SECTION 17

                             NO RIGHT TO EMPLOYMENT

     A Participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

                                   SECTION 18

                      DURATION, AMENDMENT AND TERMINATION

     No Award shall be granted more than ten years after the effective date of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, Stock Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan. To the extent that any Stock Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee and to the extent that any such Stock Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other Awards under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent. No

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amendment of the Plan, shall, without approval of the stockholders of the
Company (a) increase the total number of shares which may be issued under the Plan or increase the amount of type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan.

                                   SECTION 19

                              STOCKHOLDER APPROVAL

     The Plan shall be effective on July 1, 1992, and shall be submitted for approval by the stockholders of the Company at the Annual Meeting of Stockholders in 1992. If the stockholders do not approve the Plan, it, and any action taken hereunder, shall be void and of no effect.

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